United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 2, 2025

Date of Report (Date of earliest event reported)

Aldel Financial II Inc.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42377	98-1800702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Walnut Street, Unit 1A Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791 6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	ALDF	The Nasdaq Stock Market LLC
Warrants	ALDF.W	The Nasdaq Stock Market LLC
Units	ALDF.U	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 2, 2025, Aldel Financial II Inc. (the “Company”) held an annual general meeting (the “Annual General Meeting”) of its shareholders. The proposals voted on at the Annual General Meeting are described in the Company’s definitive proxy statement on Schedule 14A for the Annual General Meeting filed with the Securities and Exchange Commission on November 4, 2025. A total of 29,868,214 of the Company’s Class A ordinary shares and Class B ordinary shares or 83.04% of the Company’s outstanding shares as of October 29, 2025, the record date for the Annual General Meeting, were represented virtually or by proxy at the Annual General Meeting.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the shareholders at the Annual General Meeting.

The Director Election Proposal

A proposal to, as an ordinary resolution, appoint Charles Nearburg as a Class I director on the Company’s board of directors to serve until the 2028 annual general meeting of the Company, until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The votes were as follows:

	For	Withhold	Broker Non-Vote
Charles Nearburg	23,703,228	250,581	849,491

The Auditor Ratification Proposal

A proposal to, as an ordinary resolution, ratify the appointment by our audit committee of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2025. The votes were as follows:

For	Against	Abstentions
24,803,300	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2025

ALDEL FINANCIAL II INC.

By:	/s/ Robert I. Kauffman
Name:	Robert I. Kauffman
Title:	Chief Executive Officer